Adopted by the
Benefits Committee
on _________, 2001

JANUARY 1, 2001 AMENDMENTS TO THE CINERGY CORP. NON-UNION EMPLOYEES' 401(k) PLAN, UNION EMPLOYEES' 401(k) PLAN, AND UNION EMPLOYEES' SAVINGS INCENTIVE PLAN

This document sets forth amendments to various benefit plans of Cinergy Corp. with regard to the terms of contribution contained in each of the plans. All amendments are effective January 1, 2001. Amendments to the following plans are set forth in this document:

------------------------------------------------------- -----------------------------------------------------

                     NAME OF PLAN                                        DATE PLAN ADOPTED
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Non-Union Employees' 401(k) Plan                                          January 1, 1998
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Union Employees' 401(k) Plan                                              January 1, 1998
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Union Employees' Savings Incentive Plan                                   January 1, 1998
------------------------------------------------------- -----------------------------------------------------

(1)         Explanation of Amendments

The provisions regarding “Deferred Compensation Contributions” of Cinergy Corp. contained in each of the above–referenced plans are standard and uniform. Effective January 1, 2001, each of these plans is amended to provide that eligible employees hired on or after January 1, 2001, are automatically enrolled as participants in the appropriate plan at a three percent before-tax salary contribution unless they affirmatively elect in writing not to enroll or participate.

(2)         Amendment to Non-Union Employees' 401(k) Plan

Article 4.1 “Deferred Compensation Contributions”, as amended, reads as follows:

Eligible employees hired on or after January 1, 2001 are automatically enrolled as Participants at a three percent before-tax salary contribution unless they affirmatively elect in writing not to enroll or participate. Each Participant may elect, in accordance with rules established by the Plan Administrator, to reduce the Participant’s Compensation by any percentage up to 15 percent, in increments of one half percent, and to have the amount by which the Participant’s Compensation is reduced contributed on the Participant’s behalf by the Employer as a Deferred Compensation Contribution to the Plan. The election will be effective as soon as administratively possible after the date the Employee becomes eligible to participate and notifies the Plan Administrator of the deferral percentage.

A Participant may elect, in accordance with the rules established by the Plan Administrator, to increase, decrease, or discontinue the Participant’s Compensation reductions. Such an election will be effective as soon as administratively possible after receipt of the election by the Plan Administrator and will be effective only with respect to Compensation not yet earned as of the effective date of the election.

The Plan Administrator may adopt rules concerning the administration of the section. The Deferred Compensation Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee and allocated to the Participant’s Deferred Compensation Contributions Account as soon as practical after the end of the pay period to which the Deferred Compensation Contributions relate, but in no case later than the fifteenth business day of the month following the month in which those amounts would otherwise have been payable to the Participant.

(3)         Amendment to Union Employees' 401(k) Plan

Article 4.1 “Deferred Compensation Contributions”, as amended, reads as follows:

Eligible employees hired on or after January 1, 2001 are automatically enrolled as Participants at a three percent before-tax salary contribution unless they affirmatively elect in writing not to enroll or participate. Each Participant may elect, in accordance with rules established by the Plan Administrator, to reduce the Participant’s Compensation by any percentage up to 15 percent, in increments of one half percent, and to have the amount by which the Participant’s Compensation is reduced contributed on the Participant’s behalf by the Employer as a Deferred Compensation Contribution to the Plan. The election will be effective as soon as administratively possible after the date the Employee becomes eligible to participate and notifies the Plan Administrator of the deferral percentage.

A Participant may elect, in accordance with the rules established by the Plan Administrator, to increase, decrease, or discontinue the Participant’s Compensation reductions. Such an election will be effective as soon as administratively possible after receipt of the election by the Plan Administrator and will be effective only with respect to Compensation not yet earned as of the effective date of the election.

The Plan Administrator may adopt rules concerning the administration of the section. The Deferred Compensation Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee and allocated to the Participant’s Deferred Compensation Contributions Account as soon as practical after the end of the pay period to which the Deferred Compensation Contributions relate, but in no case later than the fifteenth business day of the month following the month in which those amounts would otherwise have been payable to the Participant.

(4)         Amendments to Union Employee’s Savings Incentive Plan

Article 4.1 “Deferred Compensation Contributions”, as amended, reads as follows:

Eligible employees hired on or after January 1, 2001 are automatically enrolled as Participants at a three percent before-tax salary contribution unless they affirmatively elect in writing not to enroll or participate. Each Participant may elect, in accordance with rules established by the Plan Administrator, to reduce the Participant’s Compensation by any percentage up to 15 percent, in increments of one half percent, and to have the amount by which the Participant’s Compensation is reduced contributed on the Participant’s behalf by the Employer as a Deferred Compensation Contribution to the Plan. The election will be effective as soon as administratively possible after the date the Employee becomes eligible to participate and notifies the Plan Administrator of the deferral percentage.

A Participant may elect, in accordance with the rules established by the Plan Administrator, to increase, decrease, or discontinue the Participant’s Compensation reductions. Such an election will be effective as soon as administratively possible after receipt of the election by the Plan Administrator and will be effective only with respect to Compensation not yet earned as of the effective date of the election.

The Plan Administrator may adopt rules concerning the administration of the section. The Deferred Compensation Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee and allocated to the Participant’s Deferred Compensation Contributions Account as soon as practical after the end of the pay period to which the Deferred Compensation Contributions relate, but in no case later than the fifteenth business day of the month following the month in which those amounts would otherwise have been payable to the Participant.

#77107